Exhibit (h)(1)(ii)

AMENDMENT

TO

FUND ADMINISTRATION AND ACCOUNTING AGREEMENT

This amendment (the “Amendment”) to Fund Administration and Accounting Agreement is made as of the 10th day of March, 2009 by and between AQR Funds, on behalf of each Fund listed on Exhibit A, and The Bank of New York Mellon.

WHEREAS, the parties hereto have entered into a Fund Administration and Accounting Agreement (the “Agreement”) dated as of December 5, 2008, as amended; and

WHEREAS, the parties hereto wish to amend Exhibit A of the Agreement in order to revise the list of funds covered by the Agreement.

NOW, THEREFORE, for good and adequate consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. AMENDMENT OF EXHIBIT A. Exhibit A of the Agreement is hereby amended by deleting it in its entirety and replacing it with the Exhibit A attached hereto.

2. Except as modified hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

THE BANK OF NEW YORK MELLON

By:	/s/ Jason Knight
Name: Jason Knight Title: Managing Director

AQR FUNDS

By:	/s/ Brendan Kalb
Name: Brendan Kalb Title: Secretary

EXHIBIT A

Names of Series (Each a Series of AQR Funds)

(Amended as of March 10, 2009)

AQR Diversified Arbitrage Fund

AQR Emerging Markets Fund

AQR Global Equity Fund

AQR International Equity Fund

AQR International Small Cap Fund

AQR Equity Plus Fund

AQR Small Cap Core Fund

AQR Small Cap Growth Fund

AQR Momentum Fund

AQR Small Cap Momentum Fund

AQR International Momentum Fund